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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
OpenTV Corp.:

We consent to the use of our reports dated March 15, 2005, with respect to the consolidated balance sheets of OpenTV Corp. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference in this Registration Statement on Form S-8.

Our report dated March 15, 2005, on the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that OpenTV Corp. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that certain duties within the company's financial group were not properly segregated, management's review of certain accruals and detailed schedules prepared in connection with the Company's financial reporting process was not effective, and that the Company does not have sufficient technical expertise to properly apply accounting principles to certain non-routine matters.

Our report dated March 15, 2005, with respect to the consolidated financial statements of OpenTV Corp. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002.

/s/ KPMG LLP

San Francisco, California
December 21, 2005